ART'S-WAY MANUFACTURING CO., INC.
                      ARMSTRONG, IOWA 50514-0288
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held On October 11, 1996

To:  The Shareholders of
       ART'S-WAY MANUFACTURING CO., INC.

Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation
(the "Company") will be held at One Pacific Place, Suite 800,
1125 South 103 Street, Omaha, Nebraska 68124 on Friday,
October 11, 1996, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

 (1) To elect seven (7) directors to serve until the next Annual
     Meeting of Shareholders or until such time as their successors are elected and qualified;

 (2) To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants of the Company for the year ending May 31, 1997; and

 (3) To transact such other business as may properly come before the meeting.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on September 6, 1996 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

			By Order of the Board of Directors

				William T Green,
				   Secretary

Armstrong, Iowa
September 11, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A
QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                             PROXY STATEMENT
                    ANNUAL MEETING OF SHAREHOLDERS OF
                    ART'S-WAY MANUFACTURING CO., INC.
                        ARMSTRONG, IOWA  50514-0288

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co.,Inc., a Delaware Corporation (the (Company), for use at the Annual Meeting of Shareholders (the (Meeting) to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Friday,October 11, 1996 at 10:00 A.M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on September 6, 1996 are entitled to notice of and to vote at the Meeting.

                            PROXIES

  Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting. No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation.
The Company has retained the American Stock Transfer and
Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is September 11, 1996.

                      VOTING SECURITIES

  As of the close of business on September 6, 1996, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,231,631 shares of Common Stock, each of which is entitled to one vote.

  VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

 The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of Common Stock of the Company as of September 6, 1996, the record date for the meeting:

   Name and Address        Type of    Number of  Percent
                           Ownership    Shares  of Outstanding
Arthur Luscombe           Of record and
RR                        beneficially   126,325     10.26%
Dolliver, Iowa 50531

Wellington Management Company
75 State Street            Beneficially   93,000(1)    7.55%
Boston, Massachusetts 02109

Quest Advisory Corp. & Quest Advisory Co.
1414 Avenue of the Americas  Beneficially 70,800(2)   5.75%
New York, New York 10019

J. Ward McConnell, Jr.
P.O. Box 6246              Beneficially   145,000     11.77%
Kinston, North Carolina 28501

James L. Koley           Of record and     71,000(3)   5.76%
1125 South 103 Street    beneficially
Omaha, Nebraska 68124

(1)Included in the shares reported, 55,000 shares with respect to which WTC-CIF Emerging Companies, an investment advisory client of Wellington Management Company, is also deemed to be beneficial owner.
(2)These shares are the total of a group filing on Schedule 13G by Quest Advisory Corp., Quest Advisory Co. and Charles M. Royce. Mr. Royce disclaims beneficial ownership of the 70,800 shares held by Quest Advisory Corp. and Quest Advisory Co.
(3)Includes 5,000 shares which Mr. Koley is entitled to purchase under the Director Stock Option Plan(1991).

                         VOTING SECURITIES OWNED BY
                      EXECUTIVE OFFICERS AND DIRECTORS

  The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of September 6, 1996. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to outstanding stock options exercisable within sixty days of September 6, 1996.


         Name             Type of Beneficial     Numberof Percent
                            Ownership              Shares ofClass

James L. Koley         of record and Beneficially 71,000.(1) 5.76%
George A. Cavanaugh,Jr.of record and Beneficially  5,500.(1)  *
Donald A. Cimpl        of record and Beneficially 35,000.(1) 2.84%
Herbert H. Davis, Jr. of record and Beneficially 39,000.(1) 3.17% Douglas McClellan of record and Beneficially 20,500.(1) 1.66%
J. Ward McConnell, Jr. of record and Beneficially145,000.   11.77%
J. David Pitt          of record and Beneficially  5,263.(2)  *
William T. Green       of record and Beneficially 18,797.(3) 1.53%
Directors and Executiveof record and Beneficially340,060. 27.61% Officers as a Group (8 persons)

* Less than 1%
(1)Includes 5,000 shares which can be purchased by each individual pursuant to stock options.
(2)Includes 5,263 shares which can be purchased pursuant to stock options.
(3)Includes 12,250 shares which can be purchased pursuant to stock options.


                      BOARD OF DIRECTORS AND ELECTION


Nominees to the Board of Directors

The Board of Directors of the Company is presently composed of seven (7) directors. At this Annual Meeting of Shareholders seven (7) directors are to be elected to hold office until the 1997 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable to unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitiute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below seven nominees.

The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

JAMES L. KOLEY, age 66, Omaha, Nebraska. Chairman of the Board of Directors since 1987 and Member of the Executive Committee and Compensation and Stock Option Committee. Chairman of the Board of the law firm of Koley, Jessen, Daubman & Rupiper, P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation,
New York, New York. Mr. Koley has been a director since 1976.

GEORGE A. CAVANAUGH, JR., age 75, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers Representative, Southfield, Michigan. Chairman of the Compensation and Stock Option Committee and member of the Audit Committee. Mr. Cavanaugh has been a director since 1972.

DONALD A. CIMPL, age 64, Omaha, Nebraska. Business consultant since 1989. For more than five years prior to that time, partner with Coopers and Lybrand. Chairman of the Audit Committee and member of the Executive Committee. Mr. Cimpl has been a director since 1990.

HERBERT H. DAVIS, JR., age 72, Omaha, Nebraska. Owner of Miracle Hills Golf and Tennis Center, Omaha, Nebraska since 1987. For more than five years prior to that time, Chairman of the Board, Kirkpatrick, Pettis, Smith, Polian, Inc., Investment Bankers, Omaha, Nebraska. Chairman of the Executive Committee and
Members of the Audit Committee. Mr. Davis has been a director since 1970.

DOUGLAS McCLELLAN, age 46, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

J. DAVID PITT, age 48, Armstrong, Iowa. Joined the Company and was elected President on March 26, 1996. For more than five years prior to that time, President and General Manager of Massey-Ferguson, Inc., Des Moines, Iowa. Mr. Pitt was elected a director on September 3, 1996.

J. WARD MCCONNELL, Jr., age 65, Kinston, North Carolina.
Private investor for more than five years. Mr. McConnell was elected as a Director on September 3, 1996 pursuant to the provisions of an Asset Purchase Agreement dated August 30, 1996. See Certain Business Relationships and Related Transactions below for additional details. The Asset Purchase Agreement requires that management of the Company nominate Mr. McConnell for election as a Director at the 1996 Annual Meeting of Shareholders.


Meetings of the Board of Directors and Committees

The principal functions of the Executive Committee are to advise and consult with the Board of Directors on matters considered appropriate by the Executive Committee and, subject to specified limitations, to consider and act upon matters for the Board of Directors when the Board may be unable to consider and act on such matters as a whole. The Executive Committee had no meetings in the last fiscal year.

The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit
Committee had two meetings in the last fiscal year.

The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had one meeting in the last fiscal year.

The Company has no Nominating Committee.

The Board of Directors held six meetings in the last fiscal year.
Each director attended 100% of the meetings of the Board and the Board Committees of which he was a member.

Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

The Chairman of the Board receives $46,800 per year and is eligible for a discretionary bonus. See also Certain Business
Relationships and Related Transactions.


EXECUTIVE OFFICERS OF THE COMPANY

J. David Pitt, age 48, President. Mr. Pitt joined and was elected President of the Company on March 26, 1996 and appointed to the Board of Directors on September 3, 1996. From 1987 to 1996 he was President and General Manager of Massey-Ferguson, Inc.,
Des Moines, Iowa.

William T. Green, age 54, Executive Vice President, Finance and Administration, Secretary and Treasurer. Mr. Green was appointed Executive Vice President, Finance and Administration, Secretary & Treasurer on April 7, 1995. Prior to April 7, 1995 Mr. Green served as Controller for the Company for more than five years.

                         EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive
Compensation

The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy
Statement.

The Committee has furnished the following report:

The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term stockholder value.

The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for all executive officers including that of the President, J. David Pitt, and the Executive Vice President Finance and Administration, Secretary and Treasurer, William T. Green.

The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

Stock options are the third part of the overall compensation package for executive officers and are awarded to provide long term incentives. The Compensation and Stock Option
Committee recommends all stock option grants to the Board for approval. The option price for shares of Art's-Way common stock awarded to executive officers under the Company's Stock Option Plan is 100% of the fair market value of the shares at date of grant, with 25% exercisable at date of grant and an additional 25% after one, two and three years on a cumulative basis. During the 1996 fiscal year, Mr. Pitt was granted options to acquire
21,052 shares of Art's-Way common stock at $4.75 per share, Mr. Garner was granted options to acquire 9,711 shares of Art's-Way common stock at $6.00 per share and Mr. Green was granted options to acquire 4,800 shares of Art's-Way common stock at $6.00 per share.

		George A. Cavanaugh, Jr., Chairman
		James L. Koley
		Douglas McClellan


Summary Compensation Table

The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of (i) the Chief
Executive Officer and (ii) the four most highly compensated executive officers,other than the CEO, whose remuneration exceeded $100,000. Including the CEO, no executive officers remuneration exceeded $100,000.

                        Annual Compensation     Long Term
                                                Compensation
                                                   Awards
  Name and
Principal Position Year Salary($)  Bonus($) All  Other
                                           Compensation(1) Options
*William S. Garner,1996 $32,322      -            -         9,711
President          1995 $80,141   12,000        $3,401      9,955
                   1994 $72,860   12,256        $3,216      8,333
J. David Pitt,     1996 $22,302     -             -        21,052
President

* William S. Garner resigned his position as President on October 13, 1995.
(1)This amount includes matching contributions for the Company's
401(k) Savings Plan.

Option Grants in Last Fiscal Year

The following table sets forth the grants of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000. Including the CEO, no executive officers remuneration exceeded $100,000.

                   Individual Grants     Potential Realizable
                                         Value at Assumed
                                         Annual Rates of Stock
                                         Price Appreciation
                                         for Option Term(1)

Name          Number of  % of Total
              Securities   Options
              Underlying Granted to  Exercise or
              Options    Employees in Base Price   Exp.
              Granted(#) Fiscal Year   ($/Sh)      Date 5% ($) 10%($)


*William S.    9,711    27.31 %   $6.00   6-01-05 $94,909 $151,127
Garner President
J. David Pitt  21,052   59.20 %   $4.75   6-26-06$162,188 $259,372
President

*William S. Garner resigned his position as President on October 13, 1995.
1)The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Companys Common Stock.

Option Exercises and Fiscal Year-End Values

The following table sets forth the grants of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000. Including the CEO, no executive officers remuneration exceeded $100,000.

                  Number of Securities    Value of Securities
                 Underlying Unexercised  Underlying Unexercised In
                  Options at 5/31/96  the-Money Options at 5/31/96

           Shares   Value
          Acquired on Realized Exercis- Unexercis-  Exercis- Unexercis-
                                 able     able         able     able
          Exercise (#) ($)       (#)       (#)          ($)     ($)
*William S.
  Garner    -           -         -        -           -         -
President
J. David
  Pitt      -           -        5,263    15,789       -         -
President
*William S. Garner resigned his position as President on October 13, 1995.

The Company has a 401(k) Savings Plan (the Plan) which covers substantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. The assets of the Plan are managed by the Principal Financial Group, Des Moines, Iowa. Vesting of participants is as follows, 20% per year after one year of employment until 100% vested after 6 years. The Company's contributions to the Plan were $0 in 1996, $165,000 in 1995, and $178,000 in 1994. No amounts were paid or distributed to the individuals named in the above table pursuant to the Plan.

Description of Stock Options Plans

The Company has adopted three stock option plans, the Incentive
Stock Option Plan (1986), the Employee Stock Option Plan (1991) and the Director Stock Option Plan (1991).

Under the Incentive Stock Option Plan (1986), stock options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis. Options for a maximum of 125,000 common shares may be granted under the Plan. There are 17,797 options outstanding, and 4,449 options exercisable. There are no options available for grant as this plan expired April 1, 1996.

Under the Employee Stock Option Plan (1991), Incentive Stock Options and Non-qualified Stock Options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Options for an aggregate of 100,000 common shares may be granted under the Plan. The Company's Compensation and Stock Option Committee will administer the Plan and determine the number of shares to be subject to each option, the type of option, the durationof each option, the exercise price under each option, the time or times within which all or portions of each option may be exercised and whether cash, Company common stock or other property may be accepted in full or partial payment upon exercise of a stock option. There are 68,745 common shares available for grant, 24,755 options outstanding and 14,138 options exercisable.

Under the Director Stock Option Plan (1991), options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 45,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis. There are 20,000 common shares available for grant, 25,000 options outstanding, and 25,000 options exercisable.

     CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Koley, Jessen, Daubman & Rupiper, P.C. served as general counsel for the Company from January 1, 1989 through April 4, 1996. James L. Koley, Chairman of the Board of the Company, also serves as Chairman of the Board of said law firm. Fees paid to the firm in the Company's last fiscal year have not exceeded five percent of the Firms gross revenues during its most recent fiscal year.

On August 30, 1996, the Company completed the acquisition of manufacturing and distributing potato farming equipment comprising the "Logan" product line from J. Ward McConnell, Jr. and Logan Harvesters, Inc., a corporation controlled by Mr. McConnell, pursuant to an Asset Purchase Agreement
(the "Agreement") dated August 30, 1996. For the assets comprising the Logan product line, the Company issued to Mr. McConnell 145,000 shares of the Company's common stock, cash in the amount of $250,000 and a promissory note to cover the value of the inventories to be acquired which value is to be finally determined by October 15, 1996. The additional consideration for the raw material and work in process inventories is expected to be approximately $400,000.
The consideration for the finished goods inventory will be determined by October 15, 1996. The purchase price for the Logan product line was established between Mr. McConnell and management of the Company and approved by the Board of Directors. Management believes the price to be appropriate given the discounted value of the anticipated earnings stream from the Logan product line together with the manufacturing and other synergies anticipated from the additional production.

Mr. McConnell acquired a portion of the assets comprising the Logan line on March 1, 1996 from a closed business.
Mr. McConnell's initial cash investment for the assets plus his initial required commitment of operating capital was approximately $650,000.


PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative total stockholder return for Art's-Way
Manufacturing Co., Inc. Common Stock compared with the
NASDAQ Stock Market-U.S. Index, and the S&P Manufacturing
(Diversified Industries) Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   (Graph available on request)

                May-91 May-92 May-93  May-94  May-95 May-96
Art's-Way Mfg.
 Co., Inc.  ARTW 100    70      85     100      55     45
NASDAQStockMrkt. 100   117     141     149     177    257
-US Index   INAS
S & P Mfg.       100    98     110     124     155    208
(Div Ind) Index IMNV

              SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board of Directors, acting on the recommendation of the Audit Committee, has designated KPMG Peat Marwick as independent public accountants of the Company for the current fiscal year ending May 31, 1997. KPMG Peat Marwick have been the independent public accountants of the Company since June 1, 1980. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

A representative of KPMG Peat Marwick will be present at the Annual Meeting of Shareholders to respond to appropriate questions regarding preparation of the financial statements.

The Board of Directors recommends that shareholders vote
FOR the ratification of the selection of KPMG Peat Marwick as independent public accountants.

Vote Required for Ratification

The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of KPMG Peat Marwick as the independent public accountants of the Company.

                STOCKHOLDER PROPOSALS

Any proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received at the Company's principal offices no later than May 12, 1997 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                       ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission (SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis except late filings of a Form 5 for J. David Pitt as a result of a stock option grant and a Form 3 for William T. Green as a result of a stock option grant.

                        OTHER MATTERS

Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.

                    FINANCIAL STATEMENTS

Financial statements of the Company are included in the Annual
Report to Shareholders for the fifty-two weeks ended May 31, 1996, which report is mailed herewith to all stockholders entitled to vote at the meeting. The Annual Report is not part of the soliciting material.

A copy of the Company's 1996 10-K Report is available without charge upon written request of William T. Green, Secretary, Art's-Way Manufacturing Co., Inc., P.O. Box 288, Armstrong,
Iowa  50514-0288.